UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2022

IMAC Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38797	83-0784691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1605 Westgate Circle, Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	IMAC	NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	IMACW	NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

IMAC Holdings, Inc.

February 21, 2022

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 21, 2022, Dr. Ben Lerner was appointed to be our Chief Operating Officer. He joins our senior management team together with President Dr. Matthew C. Wallis (who resigned the title of Chief Operating Officer to bring in Dr. Lerner) and Chief Executive Officer Jeffrey S. Ervin.

Dr. Lerner, age 55, co-founded and served as the Chief Executive Officer of Maximized Living Inc., a national chiropractic consulting, franchising and lifestyle brand company, from 1999 to December 2016, when the company was sold. As its Chief Executive Officer, he managed five interconnected companies, opened more than 120 franchised locations with 500 licensees, and built and sustained a large supplement and spinal rehab equipment manufacturing business. Following that company’s sale, in January 2017 he founded and currently serves as the President and Chief Executive Officer of Ultimate Impact Group, a healthcare startup consisting of an amalgamation of several different companies, including Velocity Consulting and Coaching and Vitalleo Health, drawing upon his 25 years of experience in business, franchising, healthcare, real estate and product manufacturing. Dr. Lerner also currently serves as the Chief Investment Officer of CILA Labs, a technology incubator, which he joined in September 2020.

Dr. Lerner has served as the chiropractor and wellness advisor for the U.S. World Wrestling, Weightlifting and Judo teams at multiple World Championships (1995, 1997-1999) and Olympic Games (1996, 2000, 2012, 2016). He is a two-time New York Times best-selling author who has written more than 20 books on health and wellness. He served as the chairman of global wellness for the Billion Soul Initiative (2003-2020), where his health curriculum has been translated into multiple languages.

Dr. Lerner is a Doctor of Chiropractic and holds a bachelor’s degree in nutrition and a master’s degree in industrial and organizational psychology. He is currently completing a doctorate in business administration and management.

With Dr. Lerner’s appointment, we entered into an employment agreement which sets forth the terms and conditions of his employment with our company. The employment agreement with Dr. Lerner extends for a three-year term expiring on February 21, 2025. Pursuant to the employment agreement, Dr. Lerner has agreed to devote substantially all of his time, attention and ability to our business as our Chief Operating Officer. The employment agreement provides that Dr. Lerner will receive a base salary during the term of his employment at an annual rate of $300,000 for services rendered in such position.

As part of Dr. Lerner’s compensation under his employment agreement, we agreed pay or issue to Dr. Lerner (i) a $25,000 signing bonus on the commencement date of his employment, (ii) 100,000 restricted shares of our common stock under our 2020 Incentive Compensation Plan, (iii) stock options to purchase 50,000 shares of our common stock under our 2020 Incentive Compensation Plan at an exercise price of $1.06 per share (which is equal to the closing share price on the date prior to commencement of his employment), vesting over a two-year period, (iv) a $2,500 bonus paid in shares of our common stock (using the closing share price on November 1, 2022) for each IMAC clinic recording positive net income for the third quarter of 2022, (v) $5,000 per back company franchise fee collected (net of any applicable cancelations or refunds), (vi) $2,500 per back company franchise fee collected for franchises Dr. Lerner directly sources, and (vii) 25% of net income from goods sold through any future retail channels. We have also agreed to pay or reimburse Dr. Lerner up to $100 per month for the business use of each of his personal automobile and cell phone.

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The employment agreement provides for termination by us upon death or disability of Dr. Lerner, defined as 60 consecutive days or 90 aggregate days of incapacity during any 12 consecutive months, or for Cause, which includes conviction of a felony crime of moral turpitude or a material breach of his obligations to us. In the event the employment agreement is terminated by us without Cause, he will be entitled to compensation for the balance of the term.

In the event of a change in control of our company, Dr. Lerner may terminate his employment within six months after such event and will be entitled to be paid pursuant to the terms of his employment agreement.

The employment agreement contains covenants (a) restricting Dr. Lerner from engaging in any activities competitive with our business during the term of his employment agreement, and from soliciting our company’s employees, customers and prospective customers for 180 days after the termination of the agreement, and (b) prohibiting him from disclosure of confidential information regarding us at any time.

Other than as described above, there are no related party transactions between our company and Dr. Lerner, and Dr. Lerner is not related to any executive officer of our company or any member of our Board. There is no arrangement or understanding between Dr. Lerner and any other persons or entities pursuant to which Dr. Lerner was appointed as our Chief Operating Officer.

Dr. Wallis resigned as our Chief Operating Officer, effective February 21, 2022, in order to bring in Dr. Lerner in such position. Dr. Wallis remains our President and a member of our Board of Directors, and there was no disagreement with regard to his resignation as our Chief Operating Officer relating to our operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 4, 2022 and commencing February 21, 2022, between IMAC Holdings, Inc. and Dr. Ben Lerner.

104	Cover Page of Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2022	IMAC HOLDINGS, INC.

	By:	/s/ Jeffrey S. Ervin
	Name:	Jeffrey S. Ervin
	Title:	Chief Executive Officer

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